INVESTMENT ADVISOR AGREEMENT

      This INVESTMENT ADVISOR AGREEMENT (the "Agreement") is effective as of close of business June 13, 1997 (or such other date as is agreed in writing) by and between STATE STREET BANK AND TRUST COMPANY, a trust company organized under the laws of the Commonwealth of Massachusetts ("State Street") and BANKERS TRUST COMPANY, a New York Banking Corporation (the "Advisor").

      WHEREAS the American Bar Association Members Retirement Trust and the American Bar Association Members Pooled Trust for Retirement Plans (collectively referred to as the "Trusts"), for which State Street acts as trustee, are maintained pursuant to agreements between the American Bar Retirement Association ("ABRA") and State Street for the purpose of funding the American Bar Association Members Retirement Plan, the American Bar Association Members Defined Benefit Pension Plan (the "ABA Members Plans") and other employee benefit plans, as adopted by eligible individuals, organizations, partnerships, corporations or associations (each such individual employee benefit plan being referred to as a "Plan" and collectively as the "Plans"), which Plans must meet the requirements for qualification under Section 401 of the Internal Revenue Code of 1986, as amended and in effect from time to time (the "Code");

      WHEREAS, certain assets of the Trusts have previously been invested in a Separate Account established by The Equitable Life Assurance Society of the United States ("Equitable"), known as Separate Account Number 100 (the "Separate Account"), pursuant to a group annuity contract between Equitable and the former trustees of the Trusts;

      WHEREAS, such assets have been withdrawn from the Separate Account and have been deposited in a collective investment fund, known as the GROWTH EQUITY FUND (the "Fund"), established under the American Bar Association Members/State Street Collective Trust (the "ABA Members Collective Trust") established by State Street, as trustee (the "Trustee"), pursuant to the Declaration of Trust dated August 8, 1991, as amended and in effect from time to time (the "Declaration of Trust");

      WHEREAS, the Fund is established under a group trust maintained by the Trustee and is exempt from tax pursuant to Revenue Ruling 81-100;

      WHEREAS, the Trustee desires to retain the Advisor to act as its investment advisor to assist the Trustee in managing such assets of the Fund as the Trustee may designate from time to time in writing to the Advisor (the "Subaccount") by making recommendations to the Trustee with respect to the investment and reinvestment of the assets in the Subaccount; and

      WHEREAS the parties desire to set forth, among other things, the duties, terms and conditions under which the Advisor will carry out such advisory functions and the Trustee will perform certain of its functions with respect to managing and administering the Subaccount and the Fund;

      NOW THEREFORE, in consideration of the promises and mutual covenants contained in this Agreement, it is agreed as follows:

      1. Appointment of the Advisor. The Advisor is hereby appointed and employed as investment advisor to the Trustee to assist the Trustee in its management of such assets of the Fund as are held in the Subaccount from time to time. The Advisor shall provide investment advice and recommendations and shall render certain other related services to or on behalf of the Trustee, all in accordance with the terms and conditions of this Agreement.

      2. Acceptance by the Advisor. The Advisor hereby accepts such appointment and employment and acknowledges that, (a) with respect to the assets in the Subaccount, it is a fiduciary, as defined in the Employee Retirement Income Security Act of 1974, as amended and in effect from time to time ("ERISA"), with respect to the Trusts and the Plans and (b) no person employed by, or associated with the Advisor is a trustee or administrator of, or an employer of anyone covered by, any Plan. The Advisor represents that it is registered, or exempt from registration, under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and that it is in the business of acting as a fiduciary with respect to assets of various retirement plans and trusts. The Advisor agrees and covenants that, to the extent permitted by the relevant governmental agency, it will notify ABRA within ten (10) business days of: (V) any change in its registration status under the Advisers Act; (W) the receipt of any formal notice of the commencement of any proceeding by any governmental agency to take any action which would change its registration status under the Advisers Act; (X) formal notice by any governmental agency of the intent to place material limitations on the activities of the Advisor's Global Investment Management unit ("GIM"); (y) formal notice by any governmental agency that it intends to begin an investigation of GIM that is outside the scope of routine investigations that such agency conducts from time to time of businesses engaged in the same or similar activities as GIM; or (Z) formal notice by any governmental agency that it has identified an area of material non-compliance or other concern of a material nature in the course of any investigation of GIM, which area or concern could reasonably be expected to result in a sanction or material limitation being imposed on GIM. ABRA agrees to keep in strict confidence any information provided by the Advisor pursuant to this Section 2, except to the extent such information: is publicly available; is required to be disclosed by ABRA to regulatory authorities or governmental agencies with jurisdiction over its activities; or is required to be disclosed by court order or decree or applicable law. The Advisor agrees and covenants that it will notify the Trustee within ten (10) business days of (V) any change of its status under the Advisers Act, (W) the receipt of formal notice of the commencement of any proceeding by any governmental agency to take any action which would change its status under the Advisers Act, (X) notice by any governmental agency of the intent to place material limitations on the index equity management activities of the Advisor, (to the extent such notice is permitted by such governmental agency), (Y) notice by any governmental agency that it intends to begin an investigation of the Advisor's index equity management activities that is outside of the scope of routine investigations that such agency conducts from time to time of businesses engaged in the same or similar activities as the Advisor, (to the extent such notice is permitted by such governmental agency) or (Z) notice by any governmental agency that it has identified an area of material non-compliance or other concern of a material nature in the course of any investigation of the Advisor's index equity


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

management activities (to the extent such notice is permitted by such governmental agency). Throughout this Agreement, the term "business day" shall mean any day in which the New York Stock Exchange is open for trading and on which the Trustee's principal office is open for business.

      3. Definition of Subaccount. The Subaccount for which the Advisor has been appointed to render investment advice and certain other services is designated as Subaccount A and consists of the assets set forth in Appendix A. The Trustee may change the composition of or the amount of assets included within the Subaccount, by amending Appendix A, after written notice to the Advisor and ABRA.

      4. The Advisor's Services.

            (a) Investment Process. The Advisor shall make timely recommendations to the Trustee as to how the Trustee should invest and reinvest the assets of the Subaccount and, in that connection, may recommend that the Trustee purchase, sell or otherwise invest the assets of the Subaccount on the terms and conditions recommended by the Advisor in a manner consistent with the provisions of this Agreement. The manner and procedures for effecting any such purchases, sales or investments are set forth in Subsection 4(c) below. From time to time at the request of the Trustee, the Advisor shall consult with the Trustee on a timely basis with respect to any recommendation made by the Advisor or otherwise with respect to the investment of the assets of the Subaccount.

            (b) Compliance With Policies and Other Requirements. In providing its investment advice and other related services, the Advisor shall act in accordance with the investment objectives and policies for the Fund as set forth in the Fund Declaration pursuant to which the Fund is established and maintained, as the same may be amended from time to time by the Trustee (the "Fund Declaration"), a copy of which is attached hereto as Appendix B, and in accordance with any additional investment objectives and policies that have been established by the Trustee for the Subaccount as set forth in Appendix C, as the same may be amended from time to time by the Trustee and provided to the Advisor. In providing its investment advice and other related services under this Agreement, the Advisor shall comply with all of the Trustee's reasonable operating requirements as the same may be communicated in writing by the Trustee to the Advisor from time to time. The Advisor shall comply with any changes to such operating requirements that the Trustee may make from time to time within a period of time reasonably specified by the Trustee (or if none is specified, within a reasonable time period) after notice of such changes is communicated in writing by the Trustee to the Advisor.

            (c) Recommendation Procedures. The Advisor shall place orders or otherwise give instructions with respect to the investment of the assets in the Subaccount only after prior notification to and approval by the Trustee in accordance with the provisions of this Subsection 3(c). Except in accordance with the following provisions, the Advisor shall have no authority to place orders for the execution of transactions involving assets of the Subaccount or to give instructions to the Trustee with respect thereto:


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

                  (i) Effecting Transactions.

                  (A) Broker List.On or prior to the first business day of each month, the Trustee shall consider brokers recommended by the Advisor and shall approve, to the extent deemed appropriate by the Trustee, a list of not more than one hundred (100) brokers through whom transactions with respect to the assets in the Subaccount may be effected during the following month (the "Broker List"). From time of time by means of Valid Notice (as defined below), the Advisor may request an amendment (the "Advisor's Amendment") to the Broker List. The Trustee shall exercise reasonable efforts to notify the Advisor whether or not the Trustee authorizes the Advisor's Amendment to the Broker List by means of Valid Notice within one (1) complete business day (i.e., not later than the same time of day on the next business day) following its receipt of the Advisor's Amendment and if the Trustee does not so notify the Advisor, then the Advisor's Amendment shall be deemed to be approved at the conclusion of such one business day period. The Trustee may effect an amendment to the Broker List at any time upon Valid Notice to the Advisor.

                  (B) Internal Trading. In lieu of effecting transactions
            through brokers, the Advisor may effect transactions between the Subaccount and (a) other passive or model-driven pooled funds or accounts or (b) accounts for which the Advisor has been authorized to restructure all or a portion of the portfolio into an indexed account or with respect to which the Advisor has been authorized to act as an advisor in connection with a specific liquidating or restructuring program (such transactions hereinafter referred to as 'Cross-Trades"), provided that the Advisor shall seek the most efficient execution with no market impact for each Cross-Trade at the time such trade is made. Securities purchased or sold in Cross-Trades shall be allocated on a pro-rata basis (in accordance with aggregate account size across all accounts participating in Cross-Trades with respect to such security on such date. Each Cross-Trade shall be effected at a price determined pursuant to guidelines established in accordance with requirements of the Securities and Exchange Commission applicable to similar transactions between registered investment companies and their affiliates and the Advisor shall provide the Trustee with a copy of such procedures employed by the Advisor (as in effect from time to time), which the Trustee shall approve or disapprove by means of Valid Notice. Notwithstanding the foregoing, the Advisor shall not effect any Cross-Trade unless and until the Trustee has approved the applicable procedures as contemplated in the foregoing sentence and the Advisor shall effect any Cross-Trade if, and only if, such Cross-Trade is eligible for, and satisfies all of the conditions (or reasonably anticipated conditions) of, a prohibited transaction exemption issued (or reasonable anticipated to be issued with retroactive effect) to the Advisor by the U.S. Department of Labor pursuant to Section 408(a) of ERISA (the "BT Cross-Trading Exemption").


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

                  (ii) Index Recommendations.

                  (A) Index Listing. Prior to execution of this Agreement, the
            Advisor has provided to the Trustee a list of all of the securities included in the index designated in the investment objectives and policies for the Subaccount included in Appendix C, marked to reflect the restrictions or limitations designated by the Trustee (the "Index Listing"). The Index Listing shall contain the name of the issuer of the security and a description of the security (e.g. "common stock"). Upon any proposed change to the Index Listing, the Advisor shall provide a revised Index Listing to the Trustee for approval. The Trustee shall exercise reasonable efforts to notify the Advisor whether or not the Trustee approves the revised Index Listing by means of Valid Notice within one (1) complete business day (i.e., not later than the same time of day of the next business day) following its receipt of the revised Index Listing and if the Trustee does not respond to the Advisor within such one business day period, then the revised Index Listing shall be deemed to be approved.

                  (B) Rebalancing Process. The Trustee has determined that the portfolio of securities in the Subaccount should be rebalanced only upon the occurrence of the following events (each, a "Rebalancing Event"): (i) changes to the Index Listing, (ii) a net contribution or withdrawal to the Subaccount with a value that equals or exceeds one percent (1%) of the fair market value of the Subaccount, and
            (iii) maintenance of cash in the Subaccount with a value that exceeds one half of one percent (0.5%) of the fair market value of the Subaccount. Upon the effectiveness of this Agreement and upon the occurrence of any Rebalancing Event, the Advisor shall utilize its proprietary technology to generate a recommendation for the optimum portfolio holdings of the Subaccount, consistent with the tracking error and other investment policies and objective of the Subaccount, and shall generate a list of proposed purchase and sale transactions (in percentages) to be effected on behalf of the Subaccount to achieve such optimization, (together with lists of the assets of the Subaccount (and relative percentages of total holdings) prior to such proposed transactions and after such transactions (assuming all proposed transactions were effected, provided there is no obligation to effect all such transactions) (collectively, the three lists referred to hereinafter as the "Buy/Sell List"). The Advisor shall provide the Buy/Sell List to the Trustee for approval. The Trustee shall exercise reasonable efforts to notify the Advisor whether or not the Trustee approves the Buy/Sell List by means of Valid Notice within one (1) hour following its receipt of the revised Index Listing and if the Trustee does not respond to the Advisor within such one-hour period and the Buy/Sell List contains only securities that are already held in the Subaccount, then the revised Index Listing shall be deemed to be approved; provided, however, that if the Buy/Sell List is received by the Trustee after 4:00 p.m. Eastern time on any business day, then such one-hour period shall be extended so that is expires at 9:00 a.m. Eastern time on the next succeeding business day. If the Buy/Sell List contains any security that is not already held in the Subaccount, then such security shall be specifically identified by the Adviser and such Buy/Sell List shall be submitted for approval in accordance with the "real-time" recommendation procedures set forth in Section 4(c)(ii)(C) below. Notwithstanding the foregoing, with respect to the first Buy/Sell List generated on or after the date of this Agreement, the Trustee shall exercise reasonable efforts to notify the Adviser whether or not the Trustee approves the Buy/Sell List by means of Valid Notice delivered as soon as practicable and there shall be no deemed approval with respect to such initial Buy/Sell List.

                  (C) Additional Real-Time Recommendations. From time to time by means of Valid Notice, the Advisor may also make recommendations as to proposed transactions with respect to the assets in the Subaccount, without regard to whether such recommendations are consistent with the then effective Index Listing (the "Advisor's Recommendation"). The Advisor's Recommendation shall (A) be directed to the employee or employees of the Trustee designated for such purpose by the Trustee from time to time by Valid Notice and (B) describe the transaction being recommended by the Advisor in such detail and specificity as the Trustee may reasonably require. For this purpose, if the transaction is to be effected at the market price on the applicable exchange of trading system, a statement to such effect shall be sufficient to describe the proposed sale or purchase price. The Trustee shall exercise reasonable efforts to notify the Advisor by means of Valid Notice whether or not the Trustee authorizes the transaction recommended in the Advisor's Recommendation (the "Trustee's Response"). The Trustee shall exercise reasonable efforts to deliver the Trustee's Response within two (2) hours following its receipt of the Advisor's Recommendation and if the Trustee does not deliver the Trustee's Response to the Advisor within such two-hour period, then the transaction or transactions recommended in the Advisor's Recommendation shall be deemed to be approved; provided, however, that if the Advisor's Recommendation is received by the Trustee after 4:00 p.m. Eastern time on any business day, then such two-hour period shall be extended so that it expires at 10:00 a.m. Eastern time on the next succeeding business day.

            (iii) Authorized Transactions. A transaction shall become an "Authorized Transaction" when it is (A) included on a Buy/Sell List that has been approved or deemed approved pursuant to Section 4(c)(ii)(B), or
      (B) approved or deemed approved pursuant to Section 4(c)(ii)(C). The designation of a transaction as an Authorized Transaction hereunder shall be binding against the Trustee and the Authorized Transaction shall remain validly approved and authorized until the earlier of (Y) the time that it is expressly countermanded by Valid Notice from the Trustee to the Advisor or (Z) at the end of the twentieth (20th) business day following its designation as an Authorized Transaction.

            (iv) Investment Authority. With respect to any Authorized Transaction, the Advisor may take any and all action necessary or desirable to effect such Authorized Transaction, including but not limited to (A) placing an order with a broker named in the Broker List for the execution of the Authorized Transaction and (B) issuing to the Trustee such instructions as may be appropriate in connection with the settlement of such Authorized Transaction.

            (v) Valid Notice. "Valid Notice" shall mean (A) written notice or communication, which may be made by facsimile or by electronic transmission in a format and method reasonably acceptable to the Trustee, or (B) oral notice or communication that is recorded by the Trustee or the Advisor and is available for subsequent verification.

            (d) Custody of Assets and Confirmation of Transactions. To the extent required by applicable law, the Advisor shall direct that all securities purchased and the proceeds from the sale of securities for the Subaccount be delivered to the Trustee, unless otherwise directed by the Trustee. The Advisor shall direct any broker effecting a transaction with respect to the assets of the Subaccount to send the Trustee a duplicate copy of any confirmation of any such transaction, except that the Advisor may make other arrangements (which are reasonably satisfactory to the Trustee) for the Trustee to receive such duplicate confirmations or comparable information acceptable to the Trustee.

            (e) Communications Regarding Investment Securities. The Trustee shall send, or cause to be sent, on a timely basis, copies of all communications (including but not limited to proxy statements, tender offers and class action communications) from or relating to companies, the securities or other instruments of which are held in the Subaccount, to the Advisor. The Advisor shall be responsible for making a recommendation to the Trustee, in such detail and specificity as the Trustee may reasonably require, as to the appropriate response to such communications (the "Suggested Response"). Such Suggested Response shall be made by the Advisor by Valid Notice, at least one (1) complete business day (i.e., not later than the same time of day or the next business day) prior to the deadline for such response. Such Suggested Response shall be directed to the employee or employees of the Trustee designated for such purpose by the Trustee from time to time by Valid Notice. If the Trustee decides not to follow the Suggested Response, it shall so notify the Advisor by Valid Notice ("the Trustee's Rejection") not later than the earlier of one (1) complete business day (i.e., not later than the same time of day or the next business day) following its receipt of the Suggested Response or two (2) hours before the response deadline. Failure by the Trustee to give the Trustee's Rejection to the Advisor within such period shall constitute the Trustee's approval of the Suggested Response, and shall constitute authorization to the Advisor to (i) take such action as is appropriate to effect the Suggested Response and (ii) issue to the Trustee such instructions as may be appropriate in connection with effecting the Suggested Response.

            (f) Advisor's Duty of Care. The Advisor shall discharge its duties with respect to the Subaccount solely in the interests of the participants in the Plans and their


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

beneficiaries with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims. The Advisor shall not be responsible for the operation or administration of the Trusts or the Plans. The Advisor shall have no investment advisory responsibilities with respect to the Subaccount other than those expressly provided in this Agreement. The Advisor shall discharge its duties in accordance with the requirements of ERISA, other applicable law and this Agreement.

            (g) Fidelity Bond and Insurance. The Advisor shall maintain for the period of the Agreement a fidelity bond meeting the requirements of section 412 of ERISA (unless the Trustee acknowledges that the Advisor is exempt from such requirements) and including its officers, directors and employees to the extent so required. The Advisor will provide to ABRA and the Trustee within twenty (20) business days of the effective date of this Agreement copies of all certificates of insurance (including fiduciary, errors and omissions, and fidelity bonds) that could cover or relate to the Subaccount, the Fund, the Trusts or the Plans. On an annual basis, the Advisor will provide copies of updated insurance certificates and the Advisor will notify ABRA and the Trustee of any material changes in such policies.

            (h) Brokerage Practices. In placing orders for the purchase and sale of assets of the Subaccount in accordance with Subsection 4(c), the Advisor shall act in accordance with the procedures with regard to brokerage practices for the Subaccount, as described in Appendix D. The Advisor will make its recommendations of brokers or dealers in accordance with its best judgment and in a manner consistent with ERISA and other applicable law. The Advisor shall recommend those brokers or dealers for inclusion on the Broker List using its best judgment to choose the broker or dealer most capable of providing the brokerage services necessary to obtain the "best available price and most favorable execution." The Trustee recognizes that the Advisor may, in accordance with Section 28(e) of the Securities Exchange Act of 1934, as amended, recommend a broker or dealer who will charge a commission for effecting a securities transaction that will exceed the amount of commission another broker or dealer would have charged for effecting such transaction, where the Advisor has determined in good faith that the amount of such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer to, or for the benefit of, the Subaccount, viewed in terms of either that particular transaction or such broker or dealer's overall responsibilities with respect to the Subaccount.

            (i) Nondisclosure of Information. Other than the extent necessary for the execution of this Agreement or to satisfy the requirements for disclosure to participants or to meet the requirements of Sections 8 and 9, the Advisor shall keep in strict confidence all information about the financial affairs of the Subaccount; provided, however, that (i) the Advisor may include information about the Subaccount in aggregate information provided by the Advisor as long as the information is not set out separately or in any other manner which would enable a third party to determine the financial affairs of the Subaccount; and (ii) the Advisor may disclose information to regulatory authorities or governmental agencies with jurisdiction over the Advisor's activities, or if required by court order or decree or applicable law.


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

            (j) Advisor's Potential Conflicts of Interest. The Advisor (and any affiliate thereof) may engage in any other business or act as advisor to or investment manager for any other person, even though it (or any affiliate thereof) or such other person has, or may have, investment policies similar to those followed by the Advisor with regard to the Subaccount. Nothing in this Agreement shall prevent the Advisor (or any affiliate thereof) from buying or selling, or from recommending or directing such other person to buy or sell, at any time, securities of the same kind or class recommended by the Advisor to be purchased or sold for the Subaccount. The Advisor shall be free from any obligation to the Subaccount to recommend any particular investment opportunity which comes to it. However, if the Advisor effects the purchase or sale of the same securities for the Subaccount and other accounts at the same time that orders are open for the Subaccount and the other accounts, the pricing of or proceeds from such securities shall be allocated among the other accounts and the Subaccount according to a process or procedure reasonably designed to achieve a just and equitable allocation.

            (k) Valuation. At the request of the Trustee from time to time, the Advisor shall provide pricing and valuation information with respect to particular securities it has recommended for the Subaccount if the Trustee has determined that such pricing and valuation information is not otherwise reasonably available to the Trustee through standard pricing services.

      5. Representations by the Trustee.

      The Trustee represents and warrants that (a) there are no restrictions or limitations on the Subaccount's investments imposed by applicable law other than
(i) those set forth in the Declaration of Trust, the Fund Declaration, this Agreement, and Appendix C, as any of the same may be amended from time to time and communicated to the Advisor, (ii) those provided in ERISA, and (iii) any other investment restriction or limitation imposed by law or regulation which in the Trustee's judgment is applicable to the Subaccount and which is communicated by the Trustee to the Advisor; and (b) disclosure to Plan participants contained in the Registration Statement describing the Subaccount is accurate and prepared in accordance with the requirements of Form S-1 under the Securities Act of 1933, as amended, except that the Trustee makes no representation or warranty with respect to any disclosure relating to the Advisor or its services with respect to the Subaccount which the Advisor has prepared, approved in writing or has not disapproved within five (5) business days following confirmed transmission by facsimile, acceptable electronic transmission or overnight mail to a person designated by the Advisor to review such disclosure.

      6. Liability of the Advisor; Indemnification.

            (a) Limitation of Liability of the Advisor. The Advisor shall not be liable for any act or omission of any other person or entity including any other person or entity, exercising a fiduciary responsibility, if such fiduciary responsibility has been allocated to such other person or entity in accordance with this Agreement, the Declaration of Trust, the Fund Declaration, the Plans or the Trusts, except to the extent that the Advisor has itself violated its fiduciary responsibility or its obligations under this Agreement, or except to the extent that applicable law (including ERISA) may expressly provide otherwise.

            (b) Indemnification.

                  (i) Indemnification of Advisor. To the extent permitted by applicable law, the Trustee agrees to indemnify and hold harmless the Advisor for losses, damages or expenses resulting from (A) actions taken by the Advisor in reliance on information provided by the Trustee to the Advisor in accordance with this Agreement, including but not limited to the Trustee's operating requirements and cash availability information,
      (B) actions omitted to be taken by the Advisor pursuant to instructions or directions provided by the Trustee, and/or (C) valuation of the assets held in the Subaccount, computation of unit values for the Subaccount by the Trustee, or performance data and other financial information provided by the Trustee to Subaccount participants except to the extent that the Advisor has incorrectly reported or failed to report securities transactions in the Subaccount to the Trustee as provided in this Agreement and to the extent that any error in such valuation or computation is due to prices or other information provided by the Advisor.

                  (ii) Indemnification of the Trustee. To the extent permitted by applicable law, the Advisor agrees to indemnify and hold harmless the Trustee for any losses, damages or expenses resulting from (A) any recommendation of the Advisor or based on information provided by the Advisor, (B) the Advisor's failure to provide correct and timely information or to make recommendations on a timely basis as provided in the Agreement, and (C) any disclosure relating to the Advisor or the services provided by the Advisor with respect to the Subaccount which the Advisor has prepared, approved in writing or has not disapproved within five (5) business days following transmission by facsimile, acceptable electronic transmission or overnight mail to a person designated by the Advisor to review such disclosure; provided, however, that the Advisor shall not be required to indemnify and hold harmless the Trustee to the extent that such losses, damages or expenses result from an act or omission of the Advisor with respect to which the Advisor has used such care, skill, prudence and diligence as a reasonably prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims, and which act or omission is not in violation of this Agreement, and (D) any failure by the Advisor to obtain or comply fully with the BT Cross-Trading Exemption or any Cross-Trade that is not covered by such exemption

                  (iii) Advisor and Trustee Indemnification Procedures. If the party seeking indemnification is either the Advisor or the Trustee, such party shall promptly notify the indemnifying party of any claim, action, suit or proceeding, or threat thereof, which may result in a claim for indemnification. Upon such notification, the indemnifying party may, at its option, undertake the conduct and cost of defending any such claim, action, suit or


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

      proceeding and in such case shall have full control of such defense, including but not limited to selection of counsel (provided that such counsel must be reasonably acceptable to the party being indemnified) and entry into settlement agreements (provided that any such settlement agreement shall require the consent of the party being indemnified, which consent shall not be unreasonably delayed or withheld). The Trustee or the Advisor, as the indemnifying party, shall not be liable for any legal or other expenses incurred in connection with any such defense that were not specifically authorized by it; provided, however, if such indemnifying party fails to undertake and prosecute vigorously the defense of any such claim, action, suit or proceeding, it shall be liable for reasonable legal and other expenses incurred by the party being indemnified.

            (c) Indemnification of ABRA.

                  (i) Indemnification. To the extent permitted by applicable law, the Advisor agrees to defend, indemnify and hold harmless ABRA, its then present and former officers, directors and advisory directors, the ABA, and its then present and former officers and Board of Governors (the "Indemnified Persons") against any and all expenses (including attorney's fees, judgments, fines, penalties, including any civil penalties assessed under Section 502(l) of ERISA) and amounts paid in settlement actually or reasonably incurred in connection with any threatened, pending or current action, suit, proceeding or claim, whether civil, criminal, administrative or otherwise, and the amount of any adverse judgment entered against any of them and any reasonable expenses attendant thereto resulting from any of the Advisor's acts or omissions in connection with this Agreement. For the above defense, indemnity and hold harmless provision to apply (i) the Indemnified Persons (or ABRA) shall inform the Advisor promptly of any claims threatened or made against any Indemnified Person, (ii) the Indemnified Persons shall cooperate fully with the Advisor in responding to such threatened or actual claims and (iii) any settlement agreement entered into by the Indemnified Persons shall require the written approval of the Advisor, which approval shall not be unreasonably withheld or delayed, and any settlement agreement entered into by the Advisor shall require written approval, within the time frame established by the Advisor, of the Indemnified Persons, which approval shall not be unreasonably withheld.

                  (ii) Right to Counsel. The Indemnified Persons shall have the right to employ counsel in their, its, his or her sole discretion. Such Indemnified Persons shall be responsible for the. expenses of such separate counsel except as provided in Subsection 6(c)(iii). The Advisor agrees to cooperate fully with the Indemnified Persons and their separate counsel in responding to such threatened or actual claims.

            (iii) Separate Counsel. With respect to any Claims described in
      Section 6(c)(i), the Indemnified Persons shall have the right to reasonable expenses of separate counsel paid by the Advisor provided that the Advisor shall not be liable for any legal or other expenses incurred in connection with any such threatened claim or defense that were not specially authorized by the Advisor in writing and provided that the Advisor shall have received a written opinion reasonably acceptable in form and substance to the Advisor of counsel reasonably acceptable to the Advisor (and which counsel shall not represent or otherwise be affiliated with any of the Indemnified Persons) that there exists a material conflict of interest between one or more of the Indemnified Persons and the Advisor in the conduct of the response to a threatened claim or in the conduct of the defense of an actual claim, in which event the Advisor shall be liable for the reasonable legal expenses of each counsel whose appointment is necessary to resolve such conflict; provided, however, the Advisor shall not be responsible for more than one
      (1) counsel for all Indemnified Persons and selection of such counsel shall be reasonably acceptable to the Advisor.

                  (iv) Payment of Expenses. Expenses (including counsel fees) specifically authorized by the Advisor and actually and reasonably incurred by the Indemnified Persons in defending against or responding to such threatened or actual claims as provided in (i) and (iii) of this Subsection shall be paid as they are incurred. If an Indemnified Person is reasonably required to bring any action to enforce rights or collect monies due under Subsection 6(c) and is successful in such action, the Advisor shall reimburse such Indemnified Person or its subrogee for reasonable fees and expenses incurred in bringing and pursuing such action. Notwithstanding the foregoing, if there is a final determination that any Claim for which the Advisor has paid amounts pursuant to this
      Section 6(c)(iv) is not by reason of the Advisor's failure to use such care, prudence and diligence as a reasonably prudent person acting in like capacity and familiar with such matters would use in an enterprise of like character and with like aims or the Advisor's breach of this Agreement, then each Indemnified Person who received any such payment shall refund the amount thereof to the Advisor; provided, however, that no such refund shall be made in respect of any expense (other than expenses incurred under Section 6(c)(iii)) incurred by the Advisor in connection with any claim in which it is named as a party.

                  (v) Supplemental Rights. Indemnification pursuant to Subsection 6(c) is intended to be supplemental to any other rights to indemnification available to the Indemnified Persons. Nothing herein shall be deemed to diminish or otherwise restrict the Indemnified Persons' rights to indemnification under law.

                  (vi) Third Party Beneficiaries. The Advisor acknowledges that the Indemnified Persons are intended to be third-party beneficiaries of Subsection 6(c).

      7. Transactions Prohibited with Respect to the Advisor. The Advisor, its officers, partners, directors, and affiliates, and each of them, shall not, with respect to the Subaccount, (a) as a principal, purchase assets from or sell assets to the Fund, (b) receive any compensation or fees with respect to the Fund, other than the fees provided for in Appendix E, (c) engage in or recommend any transaction involving or affecting the Fund that such person knows or should know is a prohibited transaction under ERISA unless such transaction is exempt under the applicable provisions of

ERISA, or (d) direct delivery of securities or payment to itself or direct any disposition of securities or cash from the Subaccount except to the Trusts.

      8. Reports and Meetings.

            (a) Monthly Reports. At least monthly the Advisor shall render to the Trustee and ABRA, or their designee, reports concerning its services under this Agreement and the status of the Subaccount, based on the reporting procedures set forth in Appendix F, including statements of investments in the Subaccount.

            (b) Meetings. The Advisor will meet with the Trustee and ABRA and with such other persons as the Trustee or ABRA may designate on reasonable notice and at reasonable times and locations, to discuss general economic conditions, Subaccount performance, investment strategy and other matters relating to the Subaccount.

            (c) Reports Prior to Termination. On each day during the period ten
(10) business days prior to the effective date of the Advisor's resignation or its removal under this Agreement by the Trustee (the "Termination Date"), or on each day of such shorter period after which the Advisor has received notice of its removal, the Advisor shall render to the Trustee and ABRA, or their designee, a report of the current status of the Subaccount based on the procedures set forth in Appendix F, including a statement of investments in the Subaccount and on the day immediately following the Termination Date, such report shall be rendered in final form with respect to the status of the Subaccount, including a statement of investments therein, as of the close of business on the Termination Date.

            (d) Additional Reports. The Advisor shall furnish to the Trustee and ABRA such additional reports and information as may be reasonably requested by the Trustee or ABRA.

      9. Accounting. The Advisor shall keep accurate and detailed records concerning its services under this Agreement, including records of all transactions effected and recommendations made during its performance of this Agreement, and all such records shall be open to inspection at all reasonable times by the Trustee and ABRA, or their designee, and by duly authorized representatives of the Secretary of Labor and the Secretary of the Treasury acting pursuant to their authority under ERISA and the Code, respectively, and other appropriate regulatory authorities.

      10. Advisor's Compensation. The amount and manner of payment of fees payable by the Trustee to the Advisor for the Advisor's services under this Agreement are set forth in Appendix E. The Advisor agrees that if it enters into a fee schedule with any new client, other than eleemosynary or governmental clients whose portfolio is advised or managed under the same investment policies and objectives as the Subaccount, and is similarly or smaller sized, for services which are substantially the same as the services provided under this Agreement and such fee schedule contains fees that are less than the fees set forth in Appendix E, it will offer the same fee schedule to the

Trustee which shall have the right to require the amendment to Appendix E to reflect that lower fee schedule.

      11. Removal and Resignation.

            (a) Removal of the Advisor. Upon written notice to the Advisor, the Advisor may be removed by the Trustee. Any transaction for the Subaccount authorized by the Trustee prior to the receipt by the Advisor of the notice shall be consummated and the Advisor shall not recommend any transaction for the Subaccount subsequent to the receipt of the notice.

            (b) Resignation of the Advisor. The Advisor may resign under this Agreement upon sixty (60) days' prior written notice to the Trustee. The Advisor shall concurrently advise ABRA in writing of such resignation and the effective date thereof.

            (c) Termination of Obligations. The respective obligations of the Advisor and the Trustee under Section 6 of the Agreement shall survive any such removal or resignation.

      12. Termination, Amendment or Modification. The provisions of this Agreement may not be terminated, changed, modified, altered, or amended in any respect except in a writing signed by the parties.

      13. Definitions. As used herein, the following terms shall have the meanings ascribed to them in the following sections of this Agreement:

      Term Defined                                          Section
      ------------                                          -------

      ABA Members Collective Trust                          Introduction
      ABA Members Plans                                     Introduction
      ABRA                                                  Introduction
      Advisers Act                                          2
      Advisor                                               Introduction
      Advisor's Amendment                                   4 (c) (i)
      Advisor's Recommendation                              4 (c) (ii)
      Agreement                                             Introduction
      Authorized Transaction                                4 (c) (iii)
      Broker List                                           4 (c) (i)
      business day                                          2
      Code                                                  Introduction
      Declaration of Trust                                  Introduction
      Equitable                                             Introduction
      ERISA                                                 2
      Fund                                                  Introduction
      Fund Declaration                                      4 (b)
      Indemnified Persons                                   6 (c) (i)

      Plans                                                 Introduction
      Separate Account                                      Introduction
      State Street                                          Introduction
      Subaccount                                            Introduction
      Suggested Response                                    4 (e)
      Termination Date                                      8 (c)
      Trustee                                               Introduction
      Trustee's Response                                    4 (c) (ii)
      Trustee's Rejection                                   4 (e)
      Trusts                                                Introduction
      Valid Notice                                          4 (c) (v)

      14. Governing Law. This Agreement shall be construed and enforced according to the laws of The Commonwealth of Massachusetts and, to the extent of any federal preemption, the laws of the United States of America.

      15. Binding upon Successors. This Agreement shall be binding upon and enforceable by the successors to the parties hereto.

      16. Assignment. Neither party may assign this Agreement (including for this purpose any assignment within the meaning of the Advisers Act), or any rights or responsibilities hereby created, without the prior written consent of the other party, which consent may be withheld by the other party in its sole discretion.; however, the parties may amend this Agreement from time to time in accordance with Section 12.

      17. Notices. Written notices shall be deemed effective with respect to a party upon delivery to such party at the address set forth below or to such other address as may be provided in writing from time to time by such party.

      To the Advisor:

                        Bankers Trust Company
                        One Bankers Trust Plaza, MS 2355
                        New York, New York 10006
                        Attention:  Mr. Frank Salerno
                                    Managing Director, CIO Structured Equities

      To the Trustee:   State Street Bank and Trust Company
                        Batterymarch Park III
                        Three Pine Hill Drive
                        Quincy, Massachusetts 02169
                        Attention: ABRA Division Head

      If by mail, to:   State Street Bank and Trust Company
                        Post Office Box 1389
                        Boston, Massachusetts 02104
                        Attention: ABRA Division Head

      18. Oral Communications. Oral communications between the parties to this Agreement shall be effective hereunder only to the extent specifically authorized herein. By its execution of this Agreement, each of the parties hereto acknowledges that the other party may record any such oral communications and consents to any such recording. All oral communications shall be confirmed in writing, except that if an oral communication is recorded such recording shall be controlling and no written confirmation shall be required.

      19. Authority. The parties to this Agreement represent, respectively, that they have duly authorized the execution, delivery and performance of this Agreement and that neither such execution and delivery nor the performance of their obligations hereunder conflict with or violate any provision of law, rule or regulation, or any instrument to which either is a party or to which any of their respective properties are subject and that this Agreement is a valid and binding obligation.

      20. Authorized Representatives. The Advisor from time to time shall by written notice certify to the Trustee the name of the Advisor of the person or persons authorized to act on behalf of the Advisor. Any person so certified shall be deemed to be the authorized representative of the Advisor. The Advisor shall give written notice to the Trustee when any person so certified ceases to have the authority to act on behalf of the Advisor, but such revocation of authority shall not be valid until the notice is received by the Trustee. The Advisor will notify the Trustee in writing of any significant changes in the officers of the Advisor and any changes in the personnel of the Advisor responsible for providing investment advice with respect to the assets of the Subaccount within twenty (20) business days after such change.

      IN WITNESS WHEREOF, the parties have executed this Agreement on June 13, 1997 with an effective date as of the close of business on June 13, 1997 (unless otherwise agreed).

                                    STATE STREET BANK AND TRUST
                                                        COMPANY


Attest:                              By:
       ------------------------             -------------------------------
                                     Title:
                                            ------------------------------

                                    BANKERS TRUST COMPANY


Attest:                              By:
       ------------------------             -------------------------------
                                     Title:
                                            ------------------------------


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